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EXHIBIT 23.01

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (Nos. 333-38696, 333-60430, 333-76804 and 333-92232) and in the Registration Statement on Form S-3 (No. 333-87858) of Allos Therapeutics, Inc. of our report dated February 18, 2003 relating to the financial statements which appears in this Form 10-K.

/s/ PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP
Denver, Colorado
March 26, 2003

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CONSENT OF INDEPENDENT ACCOUNTANTS